EXHIBIT 99.1

[LETTERHEAD OF MOLINA HEALTHCARE]

News Release

Contact:

J. Mario Molina, M.D.

President and Chief Executive Officer

562-435-3666

MOLINA HEALTHCARE REPORTS POSITIVE RESULTS

Second Quarter Highlights:

•	Net income increases 30.8% over the prior-year quarter;
•	Earnings per share increase 42.5% over the prior-year quarter;
•	Revenues increase 29.2% over the prior-year quarter;
•	Marketing, general and administrative expense ratio declines to 7.9% from 8.2%; and
•	Membership increases to 515,000 at June 30, 2003.

Long Beach, California (August 11, 2003) — Molina Healthcare, Inc. (NYSE: MOH) today announced results for the second quarter and six months ended June 30, 2003.

Commenting on the Company’s second quarter results, J. Mario Molina, M.D., president and chief executive officer of Molina Healthcare, stated, “We are pleased with the positive results we have achieved. We continue to deliver quality care to the low-income families and individuals in our markets who most need our services. It is worth noting that by providing quality care to this underserved population, we, in turn, generate savings for the states with which we contract. In our view, the better we care for our patients, the more value we create for the Medicaid program and our stockholders.”

In July 2003, Molina Healthcare completed an initial public offering, raising approximately $120 million after deducting underwriters’ discounts and other expenses. Proceeds from the offering are intended to be used to fund internal growth, pursue selective acquisitions, and for general corporate purposes.

Financial Results

Net income attributable to common stockholders for the quarter ended June 30, 2003 totaled $10.9 million, or $0.57 per diluted share, versus net income of $8.4 million, or $0.40 per diluted share, in the prior-year period. Operating revenues were $195.0 million, up 29.2% from $150.9 million a year ago. Medical care costs were $160.6 million, representing 82.5% of premium and other operating revenue, as compared to $123.9 million, representing 82.4% of premium and other operating income, for the quarter ended June 30, 2002. Marketing, general and administrative expenses were $15.4 million for the quarter ended June 30, 2003, representing 7.9% of operating revenue, as compared to $12.3 million, or 8.2% of operating revenue, for the quarter ended June 30, 2002.

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MOH Announces Second Quarter Results

August 11, 2003

Net income attributable to common stockholders for the six months ended June 30, 2003 totaled $18.9 million, or $0.97 per diluted share, versus net income of $13.5 million, or $0.65 per diluted share, in the prior-year period. For the six months ended June 30, 2003, operating revenues were $387.1 million, up 31.1% from $295.3 million in the first half of 2002. Medical care costs were $323.3 million, representing 83.7% of premium and other operating revenue, as compared to $246.8 million, representing 83.9% of premium and other operating income, for the six months ended June 30, 2002. Marketing, general and administrative expenses were $30.1 million for the six months ended June 30, 2002, representing 7.8% of operating revenue, as compared to $24.6 million, or 8.3% of operating revenue, for the six months ended June 30, 2002.

Cash flows from operating activities for the six months ended June 30, 2003, were $14.8 million compared with $18.1 million prior year period. Cash flow from operations for the six months ended June 30, 2003 reflects an increase in amounts receivable from the state of Utah of approximately $27.5 million. Effective July 1, 2002, we entered into an agreement with the state of Utah calling for reimbursement of our medical costs, plus an administrative fee. We bill the State monthly for actual paid claims and administrative fees. Our receivable balance from the State also includes amounts estimated for incurred but not reported claims, which, along with the related administrative fees, are not billable to the State until such claims are actually paid. This portion of the receivable balance will continue to build until such time as our Utah HMO is no longer adding membership and incurred but not reported claims are no longer outpacing reported claims.

At June 30, 2003, the Company had cash of $133.6 million and $8.5 million outstanding under its revolving credit facility.

Membership

The following table outlines membership in the Company’s managed care organizations by state at June 30, 2003 and 2002:

	2003	2002
California	258,000	249,000
Michigan	36,000	29,000
Washington	177,000	144,000
Utah	44,000	25,000

Total	515,000	447,000

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MOH Announces Second Quarter Results

August 11, 2003

Conference Call

The live broadcast of Molina Healthcare’s conference call will begin at 10:00 a.m. Eastern Time on August 12, 2003. A 30-day online replay will be available beginning approximately two hours following the conclusion of the live broadcast. A link to these events can be found on the Company’s website at www.molinahealthcare.com or at www.companyboardroom.com.

Molina Healthcare, Inc., is a multi-state managed care organization that arranges for the delivery of healthcare services to persons eligible for Medicaid and other programs for low-income families and individuals. The Company currently operates health plans in California, Washington, Michigan and Utah. As of June 30, 2003, the Company had approximately 515,000 members.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are predictions by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include the Company’s third-party contracts, the Company’s ability to accurately predict and effectively manage health benefits and other operating expenses, competition, changes in healthcare practices, changes in federal or state laws or regulations or the interpretation thereof, reduction in provider payments by governmental payors, disasters, numerous other factors affecting the delivery and cost of healthcare and other risks as detailed from time-to-time in the Company’s registration statement and reports and filings with the Securities and Exchange Commission . All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update forward-looking statements.

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MOH Announces Second Quarter Results

August 11, 2003

MOLINA HEALTHCARE, INC.

CONSOLIDATED INCOME STATEMENTS

(Dollars in thousands, except for per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenue:
Premium revenue	$193,519	$150,090	$384,896	$293,589
Other operating revenue	1,141	268	1,532	621
Investment income	323	537	662	1,057

Total operating revenue	194,983	150,895	387,090	295,267
Expenses:
Medical care costs:
Medical services	54,830	42,029	107,303	84,005
Hospital and specialty services	89,225	68,423	182,741	135,231
Pharmacy	16,538	13,488	33,281	27,566

Total medical care costs	160,593	123,940	323,325	246,802
Marketing, general and administrative expenses	15,422	12,320	30,131	24,630
Depreciation and amortization	1,374	712	2,691	1,391

Total expenses	177,389	136,972	356,147	272,823

Operating income	17,594	13,923	30,943	22,444
Other income (expense):
Interest expense	(625)	(252)	(752)	(334)
Other, net	21	(26)	74	(35)

Total other expense	(604)	(278)	(678)	(369)

Income before income taxes	16,990	13,645	30,265	22,075
Provision for income taxes	6,043	5,278	11,338	8,608

Net income	$10,947	$8,367	$18,927	$13,467

Net income per share:
Basic	$0.58	$0.42	$0.99	$0.67

Diluted	$0.57	$0.40	$0.97	$0.65

Weighted average number of common shares and potential dilutive common shares outstanding	19,168,623	20,727,152	19,485,154	20,706,978

Operating Statistics:
Medical care ratio (1)	82.5%	82.4%	83.7%	83.9%
Marketing, general and administrative expense ratio (2)	7.9%	8.2%	7.8%	8.3%
Members (3)	515,000	447,000
Days in claims payable	61	60

(1)	Medical care ratio represents medical care costs as a percentage of premium and other operating revenue.
(2)	Marketing, general and administrative expense ratio represents such expenses as a percentage of total operating revenue.
(3)	Number of members at end of period.

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MOH Announces Second Quarter Results

August 11, 2003

MOLINA HEALTHCARE, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	June 30,	December 31,
	2003	2002
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$133,598	$139,300
Receivables	70,005	29,591
Income taxes receivable	—	904
Deferred income taxes	3,124	2,083
Prepaid and other current assets	10,279	5,682

Total current assets	217,006	177,560
Property and equipment, net	15,398	13,660
Goodwill and intangible assets, net	4,941	6,051
Restricted investments	2,000	2,000
Deferred income taxes	1,639	2,287
Advances to related parties and other assets	4,734	3,408

Total assets	$245,718	$204,966

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$101,679	$90,811
Deferred revenue	23,392	—
Accounts payable and accrued liabilities	13,131	12,074
Income taxes payable	1,393	—
Current maturities of long-term debt	—	55

Total current liabilities	139,595	102,940
Long-term debt, less current maturities	8,500	3,295
Other long-term liabilities	3,819	3,464

Total liabilities	151,914	109,699

Stockholders’ equity:
Common stock	5	5
Preferred stock	—	—
Retained earnings	114,189	95,262
Treasury stock	(20,390)	—

Total stockholders’ equity	93,804	95,267

Total liabilities and stockholders’ equity	$245,718	$204,966

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MOH Announces Second Quarter Results

August 11, 2003

MOLINA HEALTHCARE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2003	2002
Operating activities
Net income	$18,927	$13,467
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,691	1,391
Amortization of capitalized credit facility fees	210
Deferred income taxes	(393)	(371)
Loss on disposal of property and equipment	—	—
Stock-based compensation	369	378
Changes in operating assets and liabilities:
Receivables	(40,414)	(3,258)
Prepaid and other current assets	(4,178)	(1,178)
Medical claims and benefits payable	10,868	10,358
Deferred revenue	23,392	—
Accounts payable and accrued liabilities	1,057	(965)
Income taxes payable (receivable)	2,297	(1,746)

Net cash provided by operating activities	14,826	18,076

Investing activities
Purchase of equipment	(3,319)	(1,040)
Other long-term liabilities	(14)	(64)
Advances to related parties and other assets	(68)	(489)

Net cash used in investing activities	(3,401)	(1,593)

Financing activities
Borrowings under credit facility	8,500	—
Payment of credit facility fees	(1,887)	—
Repayment of mortgage note	(3,350)	—
Principal payments on notes payable	—	(25)
Purchase of treasury stock	(20,390)	—

Net cash used in financing activities	(17,127)	(25)

Net increase (decrease) in cash and cash equivalents	(5,702)	16,458
Cash and cash equivalents at beginning of period	139,300	102,750

Cash and cash equivalents at end of period	$133,598	$119,208

Supplemental cash flow information
Cash paid during the period for:
Income taxes	$9,434	$10,730

Interest	$440	$165

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